Exhibit 10.9

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

ARBE ROBOTICS LTD.

INCENTIVE SHARE OPTION PLAN

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

TABLE OF CONTENTS

1.	PURPOSE OF THE ISOP	3

2.	DEFINITIONS	3

3.	ADMINISTRATION OF THE ISOP	6

4.	DESIGNATION OF PARTICIPANTS	7

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102	8

6.	TRUSTEE	9

7.	SHARES RESERVED FOR THE ISOP	10

8.	EXERCISE PRICE	11

9.	ADJUSTMENTS	12

10.	TERM AND EXERCISE OF OPTIONS	14

11.	VESTING OF OPTION	17

12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG	18

13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS	19

14.	RIGHTS AND RESTRICTION ATTACHING TO THE SHARES	21

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	21

16.	EFFECTIVE DATE AND DURATION OF THE ISOP	22

17.	AMENDMENTS OR TERMINATION	22

18.	GOVERNMENT REGULATIONS	22

19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES	22

20.	GOVERNING LAW & JURISDICTION	23

21.	TAX CONSEQUENCES	23

22.	CONFLICTS	24

23.	NOTICES; DOCUMENTATION	24

24.	NON-EXCLUSIVITY OF THE ISOP	25

25.	MULTIPLE AGREEMENTS	25

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

This incentive share option plan, as adopted by the Board of Directors of Arbe Robotics Ltd. (the “Company”) on September 25, 2016, as may be amended from time to time, shall be known as Arbe Robotics Ltd. Incentive Share Option Plan (as amended, the “ISOP”).

1.	PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entities which the Board shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares of the Company, pursuant to the ISOP.

2.	DEFINITIONS

For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

2.1.	“Affiliate” means any subsidiary of the Company.

2.2.	“Approved 102 Option” means an Option granted pursuant to Section 102 of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3.	“Board” means the Board of Directors of the Company.

2.4.	“Capital Gain Option” as defined in Section 5.4

2.5.	“Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care to the Company; including, without limitation, disclosure of confidential information of the Company or breach of the Optionee’s obligations towards the Company in connection with the Company’s intellectual property; (v) any conduct reasonably determined by the Board to be materially detrimental to the Company; or (vi) as otherwise set forth in the Optionee’s employment agreement, consultant agreement or such other agreement as may be applicable (for the avoidance of doubt, such provisions in such employment or service agreement shall continue to apply and shall be separate from, and in addition to, the provisions stipulated in subsections (i) through (v)).

2.6.	“Chairman” means the chairman of the Committee.

2.7.	“Committee” means a compensation committee appointed by the Board in accordance with the provisions of the Companies Law.

2.8.	“Company” as defined in the preamble hereto.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

2.9.	“Companies Law” means the Israeli Companies Law 5759-1999, as amended from time to time.

2.10.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.11.	“Date of Grant” means, the date of grant of an Option, as determined by the Board or the Committee, as applicable, and set forth in the Optionee’s Option Agreement.

2.12.	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an officer, but excluding a Controlling Shareholder.

2.13.	“Expiration Date” means the date upon which an Option shall expire, as set forth in Section 10.5.

2.14.	“Exercise Price” means the price for each Share subject to an Option.

2.15.	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ Capital Market of the NASDAQ Stock Market, or the Tel Aviv Stock Exchange or the London Stock Exchange or the AIM, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such stock exchange or system for the last market trading day prior to time of determination, as reported in a source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.16.	“IPO” means the initial public offering of the Company’s shares.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

2.17.	“ISOP” as defined in the preamble hereto.

2.18.	“ITA” means the Israeli Tax Authorities.

2.19.	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.20.	“Ordinary Income Option” as defined in Section 5.5.

2.21.	“Option” means an option to purchase one or more Shares of the Company pursuant to the ISOP.

2.22.	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance or any successor provision.

2.23.	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.24.	“Optionee” means a person who receives or holds an Option under the ISOP.

2.25.	“Option Agreement” means a written share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

2.26.	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 and the regulations promulgated thereunder, as now in effect or as hereafter amended.

2.27.	“Section 102” means Section 102 of the Ordinance as now in effect or as hereafter amended.

2.28.	“Share” means ordinary shares, NIS 0.01 par value each, of the Company.

2.29.	“Successor Company” means any entity the Company is acquired by or is merged to, in which the Company is not the surviving entity.

2.30.	“Termination Date” means the date of termination of Optionee’s employment or service with the Company or any of its Affiliates.

2.31.	“Transaction” means (a) a merger or consolidation of the Company in which its shareholders prior to the consummation of such transaction do not retain a majority of the voting power in the surviving corporation, or (b) a sale of all or substantially all the Company’s shares or assets (including, without limitation, a grant of irrevocable exclusive license to all or substantially all of the Company’s intellectual property).

2.32.	“Trustee” means any entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance and the regulations promulgated thereunder.

2.33.	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.34.	“Unvested Option” means any Option which has not been vested according to the Vesting Dates.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

2.35.	“Vested Option” means any Option, which has already been vested according to the Vesting Dates.

2.36.	“Vesting Dates” means, as determined by the Board or by the Committee (as applicable), the date as of which the Optionee shall be entitled to exercise the Options or part of the Options.

3.	ADMINISTRATION OF THE ISOP

3.1.	The Board shall have the power to administer the ISOP either directly or through a Committee, without the need to submit its determinations or actions to the shareholders of the Company for their approval or authorization, all as provided by applicable law and in the Company’s Articles of Association. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

3.2.	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3.	The Committee, or, if a Committee was not appointed – the Board shall have the full power and authority to: (i) designate participants in the ISOP; (ii) determine the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability and to amend, cancel, suspend, convert or substitute such option agreements, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of 102 Approved Option; (v) designate the type of Options; (vi) interpret the provisions and supervise the administration of the ISOP; (vii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (viii) determine the Exercise Price of the Option; (ix) prescribe, amend and rescind rules and regulations relating to the ISOP; (x) extend the period of the ISOP; and (xi) make all other determinations deemed necessary or advisable for the administration of the ISOP, including, without limitation, to adjust the terms of the ISOP or any Option Agreement so as to reflect (a) changes in applicable laws and (b) the laws of other jurisdictions within which the Company wishes to grant Options.

3.4.	The Committee, or, if a Committee was not appointed – the Board, shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having exercise price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee or the Board, as applicable, may prescribe in accordance with the provisions of the ISOP.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

3.5.	Subject to the Company’s Articles of Association, all decisions made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any written resolution shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time.

3.6.	The interpretation and construction by the Committee or the Board, as applicable, of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7.	Subject to the Company’s Articles of Association and the approval by the Company’s shareholders, and to all other approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

4.1.	The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options. The Board and/or the Committee, in its sole discretion shall elect from time to time the individuals, from among the persons eligible to participate in the ISOP, who shall receive Options. In determining the persons in favor of whom Options are to be granted, the number of Options to be granted thereto and the terms of such grants, the Board and/or the Committee may take into account the nature of the services rendered by such person, his/her present and future potential contribution to the Company, and such other factors as the Board and/or the Committee in its discretion shall deem relevant.

4.2.	The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

4.3.	Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and officers shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1.	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2.	The grant of Approved 102 Options shall be made under this ISOP and shall be conditioned upon the approval of this ISOP by the ITA.

5.3.	Approved 102 Option may either be classified as Capital Gain Option or Ordinary Income Option.

5.4.	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as “Capital Gain Option”.

5.5.	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as “Ordinary Income Option”.

5.6.	The Company’s election of the type of Approved 102 Options as Capital Gain Option or Ordinary Income Option granted to Employees (the “Election”), shall be appropriately filed with the ITA in the framework of the request for the approval of this ISOP, which shall be submitted to the ITA at least 30 days prior to the first Date of Grant of an Approved 102 Option. The first Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the later of: (i) the end of the year following the year during which the Company first granted Approved 102 Options, and (ii) the change of the Election pursuant to the provisions of Section 102(g) of the Ordinance and the filing of such Election with the ITA. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7.	All Approved 102 Options must be held in trust by a Trustee, as described in Section 6.

5.8.	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

5.9.	With regards to Approved 102 Options, the provisions of the ISOP and the Option Agreement shall be subject to the provisions of Section 102 and the tax assessing officer’s permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionee.

5.10.	For avoidance of any doubt, the grant of Options under Approved 102 Option is subject to (i) the necessary approval of this ISOP by the ITA, (ii) filing the Company’s Election with the ITA at least thirty (30) days before the first date of grant of Options.

6.	TRUSTEE

6.1.	Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights and/or any rights granted to the Optionee by virtue of the Approved 102 Options, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder, and in accordance with the Election made by the Company according to Section 5.6 (the “Holding Period”).

6.2.	In the event that a share split shall be effected or bonus shares shall be issued on account of the Shares which have been issued for the Optionee’s benefit, such new split or bonus shares shall be issued by the Company in the name of the Trustee to hold for such Optionee’s benefit. Such split or bonus shares issued in connection with Shares that are subject to the provisions of Section 102, shall be subject to the provisions of Section 102 for all purposes. Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options and any other option held by the Trustee, prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

6.3.	Upon receipt of Approved 102 Option, the Optionee undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

6.4.	Without derogating from the aforementioned, the Board shall have the authority to determine the specific procedures and conditions of the trusteeship with the Trustee in a separate agreement between the Company and the Trustee.

6.5.	In the event that an Optionee is no longer employed or engaged by the Company, as the case may be, then the Company may condition the holding of the Shares which are subject to such Option by the Trustee for the benefit of such Optionee in the participation of such Optionee in the Trustee fees.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

6.6.	The execution of any instructions given to the Trustee by an Optionee shall be subject to approval of such instruction by the Company. The Company shall approve instructions given by an Optionee to the Trustee within a reasonable period of time, provided that such instructions are in full compliance with the terms of the Ordinance, the Trust Agreement, the ISOP and the Option Agreement. The approval by the Company of any instructions given to the Trustee by an Optionee shall not constitute proof of the Company’s recognition or acknowledgement or acceptance of any right of such Optionee.

6.7.	The Committee or, if a Committee was not appointed - the Board, on its own discretion, shall decide whether Options or Shares granted pursuant to Section 3(i) of the Ordinance will be held with the Trustee for any holding or lockup period.

6.8.	With respect to Options granted under Section 102 and issued to the Trustee, the provisions of the ISOP and the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit (to the extent that such permit is issued) (the “Permit”), and said provisions and Permit shall be deemed an integral part of the ISOP and the Option Agreement.

7.	SHARES RESERVED FOR THE ISOP;

7.1.	The Company shall reserve an amount sufficient of authorized but unissued Shares, as may be determined by the Board from time to time, for the purposes of the ISOP, subject to adjustment as set forth in Section 9. Any Shares which remain unissued and which are not subject to the outstanding Vested Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company’s other share option plans.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, share distribution, spin off, combination or reclassification of the Shares or any other change in corporate structure affecting the number of Shares, an adjustment in the number of Shares to be covered by the ISOP shall be made by the Board or the Committee, if a Committee was appointed, in its sole direction, consistent with its determinations under Section 9.

7.2.	Options granted pursuant to the ISOP, shall be evidenced by: (i) Resolution of the Board and/or a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve, and (ii) any all other documents required by the Company, whether before or after the grant of the Options (including without limitation any customary documents and undertaking towards the Trustee, if applicable, and/or the tax authorities and the Proxy (as defined below)). Notwithstanding anything to the contrary in this ISOP no Option shall be deemed granted unless all documents required by the Company to be signed by the Optionee prior to or upon the grant of such Option, shall have been duly signed and delivered to the Company. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder, the Vesting Dates, the Exercise Price per share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISOP. In case of conflict between the provisions of the ISOP and an Option Agreement, the provisions of the ISOP shall prevail, unless otherwise specifically stated in the Option Agreement.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

7.3.	Any amendment to the Company’s Articles of Association which affects the rights attached to the Company’s shares, shall also apply to the Options and the underlying Shares, mutatis mutandis, and to the extent applicable. The provisions of the ISOP shall remain applicable, with the necessary modifications arising from any such amendment.

7.4.	Until the consummation of an IPO, the Shares issued upon the exercise of Options shall be voted by an irrevocable proxy (the “Proxy”) in the same proportion as the votes of the shareholders of the Company excluding those received Shares under the ISOP, such Proxy to be assigned to the person or persons designated by the Board or the Committee, as applicable. Such person or persons designated by the Board or the Committee, as applicable shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, and any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such person’s own fraud or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as an office holder of the Company.

7.5.	The issuance of the Options and Shares under this ISOP shall not restrict the Company in any way regarding any future creation of additional and/or other classes of shares, including classes of shares that may in any manner be preferred over the currently existing Shares that are offered to the Optionees under this ISOP. The issuance of the Options and Shares under this ISOP shall also not grant any of the Optionees the right to any compensation in the event of such creation of an additional class of shares or equaling of rights between classes of shares.

8.	EXERCISE PRICE

8.1.	The Exercise Price of each Share subject to an Option shall be determined by the Committee or the Board in its sole and absolute discretion and in accordance with applicable law, and in the case of the Committee, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Exercise Price determined for each Optionee.

8.2.	The Exercise Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee or the Board, as applicable, including without limitation, by cash, check or Cashless Exercise (as defined in Section 8.4). The Committee or the Board, as applicable, shall have the authority to postpone the date of payment on such terms as it may determine.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

8.3.	The Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

8.4.	The Board, may decide in its own discretion, that an Optionee, one or more, will be eligible to exercise his/her Options in such a manner that the number of exercised Shares, due to the exercise of such Options, will reflect the premium component generated to such Optionee due to the exercise (“Cashless Exercise”). The premium component shall be calculated according to the difference between the Fair Market Value of the share on the Exercise Date (as defined in Section 10.2) and the Exercise Price of the Option (the “Premium Component”).

The number of exercised Shares to which the Optionee will be entitled will equal to the sum of the exercised Options multiplied by the Premium Component and divided by the Fair Market Value of the share on the Exercise Date, according to the following formula:

= Number of exercised Shares;

A = Fair Market Value on the Exercise Date;
B = Exercise Price;
C = Number of exercised Options.

9.	ADJUSTMENTS

Upon the occurrence of any of the following described events, the Optionee’s rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

9.1.	In the event of a Transaction, the unexercised Options then outstanding under the ISOP or a portion thereof may be, subject to the approval of the Board and the Successor Company, assumed or substituted for an appropriate number of options or shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company). In the event of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Exercise Price so as to reflect such action and all other terms and conditions of the Option Agreement shall remain unchanged, including but not limited to the vesting schedule, unless otherwise determined by the Committee or the Board, which determination shall be in their sole discretion and final.

9.2.	In any such Transaction as described in Section 9.1, if the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Options, the Board shall have full power and authority to determine that (i) the Vesting Dates shall be accelerated so that any Unvested Option or any portion thereof shall be immediately vested upon the occurrence of a Transaction; or (ii) any Unvested Options shall be cancelled or cashed out. Notwithstanding anything to the contrary in the ISOP and subject to the above, if in a Transaction the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Options, unless determined otherwise by the Board, all unexercised Options and all Unvested Options shall expire as of the date of the Transaction.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

9.3.	For the purposes of Section 9.1, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the type of consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of Shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee or the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee or the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4.	If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall promptly notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

9.5.	If the outstanding Shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Exercise Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Exercise Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP, in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board or the Committee whose determination shall be final.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

9.6.	Anything herein to the contrary notwithstanding, if prior to the completion of an IPO all or substantially all of the shares of the Company are to be sold, or in case of a Transaction which is structured as a sale of shares, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

9.7.	Notwithstanding anything to the contrary in the ISOP and subject to the provisions of Section 9.2, if in a Transaction, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Options, unless determined otherwise by the Board, all unexercised Options shall expire as of the date of the Transaction.

9.8.	Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the Exercise Price and the number of Options or Shares subject to an Option Agreement.

9.9.	In case following an IPO the Company will distribute dividend in cash, the Exercise Price will be reduced in the sum equal to the dividend per share, which will be calculated by the Company. The aforementioned procedure for reducing the Exercise Price will be executed subject to all permits and confirmations necessary by all law, including, but not limited to, Israeli Tax Authorities’ permission.

9.10.	In case following an IPO the Company will offer its shareholders securities of the Company of any class by way of rights issuance, the Exercise Price of the Options will not be adjusted but the number of underlying shares which were not yet exercised on the set date to purchase the rights in the rights issuance (the “Set Date”) will be adjusted in accordance with the beneficiary component of the rights as it is expressed in the ratio between the price of the share in the public market at the Set Date to the base price “Ex-rights”.

9.11.	Without derogating from the provisions of Section 21, it is hereby clarified that any tax consequences arising from the exercise of the provisions of this Section 9, shall be borne exclusively by the Optionee.

10.	TERM AND EXERCISE OF OPTIONS

10.1.	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, the Ordinance and any other applicable law (the “Exercise Notice”), which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office. The Exercise Notice shall specify the number of Shares with respect to which the Option is being exercised.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

10.2.	The Exercise Notice shall be deemed to have been received by the Company following the Optionee’s actual payment to the Company of the Exercise Price, as provided in Section 8.2. The date of receipt by the Company of the Exercise Notice and the applicable Exercise Price shall for all purposes be deemed as the exercise date (the “Exercise Date”).

10.3.	In the event that the exercising Optionee is an Israeli Employee, the Company shall also transfer the Exercise Notice to the Trustee. The Trustee shall be entitled to set additional exercising procedures as the Trustee shall see fit, provided that the Trustee gives the Company prior written notice of any such procedures.

10.4.	After the date on which the Exercise Notice together with the applicable aggregate Exercise Price, has been received by the Company and the requirements of the Trustee as set forth in Section 10.3 have been fulfilled, the Company shall issue the applicable Shares in respect of the Option that are exercised into Shares as specified in the Exercise Notice and shall register the Optionee as owner of such exercised Shares in the Company’s shareholders registry, and shall then deliver to the Optionee, at his/her prior written request, a share certificate in respect of such exercised Shares.

Notwithstanding the above, in the event that the exercising Optionee is an Israeli Employee, the applicable exercised Shares shall be issued under the Trustee’s name, and the Company shall register the Trustee as owner of such Shares in the Company’s shareholders registry, and shall then deliver to the Trustee, at the Trustee’s express prior written demand, a share certificate in respect of such exercised Shares.

10.5.	Subject to Section 10.8 (if applicable), Options, to the extent not previously exercised, shall terminate forthwith upon the lapse of seven (7) years from their date of grant (unless another date is set forth in the Option Agreement) (the “Expiration Date”).

10.6.	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Sections 10.5 and 10.8, the Optionee is employed by, or providing services to, the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.7.	In the event of termination of employment or service, on the Termination Date the unvested portion of the Optionee’s Option shall cease to vest and such unvested options shall expire and shall not become exercisable. In the event of termination of employment or service Vested Options as of the Termination Date shall expire unless extended pursuant to the provisions of Section 10.8.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

10.8.	Notwithstanding anything to the contrary hereinabove, including without limitation the provisions of Section 10.7, and unless otherwise determined in the Optionee’s Option Agreement, an Option may be exercised after the Termination Date during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

(i)	termination is without Cause, by the Company or by the Optionee, or retirement at the retirement age as defined in the applicable law of the Optionee, in which event any Vested Options as of the Termination Date may be exercised within a period of sixty (60) days after the date of such termination, but in any event no later than the Expiration Date of such Option; or-

(ii)	termination is the result of death or Disability of the Optionee, in which event any Vested Options as of Termination Date may be exercised within a period of twelve (12) months after the date of such termination, but in any event no later than the Expiration Date of such Option; or -

For the purpose of this ISOP “Disability” means an Optionee’s inability to perform his/her duties to the Company, or to any of its Affiliates, for a consecutive period of at least 180 days, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company.

(iii)	at any time the Committee or the Board may authorize, in its sole and absolute discretion and without such act constituting a precedent in respect of any other Optionee, an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been expired.

For the avoidance of doubt, during the period of 30 days or the 12 months (commencing on the Termination Date), as applicable, the Optionee’s entitlement to Options shall not continue to vest.

For the purpose of this ISOP the date of termination of employment/service shall be the date upon which the notice of termination was delivered by the Company or the Optionee, as applicable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Options (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

10.9.	No Optionee shall be entitled to claim against the Company or an Affiliate that he or she was prevented from continuing to vest Options as of the Termination Date. Such Optionee shall not be entitled to any compensation in respect of the Options which would have vested in his or her favor had such Optionee’s employment or engagement with the Company or an Affiliate not been terminated.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

10.10.	In the event of termination of employment or service of an Optionee of Unapproved 102 Option, such Optionee shall be required, as a condition to his right to exercise the Vested Option granted to him, to extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

10.11.	Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Board or the Committee may, from time to time, deem advisable.

10.12.	Notwithstanding the provisions of this Section 10, Shares shall not be issued pursuant to the exercise of Options unless the exercise of such Options and the issuance and delivery of such Shares shall comply with all applicable laws and shall be further subject to the approval of the Company with respect to such compliance.

10.13.	Notwithstanding the provisions of this Section 10, the Company shall not issue any Shares upon exercise of Options prior to the full payment of the Optionee’s tax liability, or to provision of guarantees and assurances satisfactory to the Company in its sole discretion that the Optionee shall pay all such tax liability.

Without derogating from the above, as a condition to the exercise of an Option, the Board may require the person exercising such Option to represent and warrant at the time of any such exercise, that the full amount of tax has been paid or will be paid to the Company’s full satisfaction.

10.14.	It is hereby clarified that the Option and/or the Shares and/or any other shares received subsequently following any realization of rights, including without limitation bonus shares, are extraordinary, one-time benefits granted to the Optionee, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under the Severance Compensation Law, 5723-1963 and the regulations promulgated thereunder.

10.15.	Unless the Board provides otherwise, vesting of Options granted hereunder shall be ceased during any unpaid leave of absence.

10.16.	An Option may not be exercised for a fraction of a Share.

11.	VESTING OF OPTIONS

11.1.	Subject to the provisions of the ISOP (including Section 10.8), each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

11.2.	The eligibility of an Optionee to exercise his/her Options into Shares will integrate along the duration of the lifetime of the Option, and shall be subject to his/her continuity working or engaging, as applicable, with the Company (or any of its Affiliates) during the Vesting Dates.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

11.3.	An Option may be subject to such other terms and conditions at the time or times when it may be exercised, as the Board or the Committee may deem appropriate.

11.4.	The vesting provisions of individual Options may vary from time to time as determined by the Board or the Committee as applicable.

12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG

12.1.	Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal, tag-along or preemptive right in relation with any issuance or sale of shares or other securities in the Company.

12.2.	The transfer of Shares issuable upon the exercise of an Option shall be subject to all limitations set forth in the Company’s Articles of Association.

Any sale of Shares issued under the ISOP by the Optionee that is not made in accordance with the ISOP, the Option Agreement and the Company’s Articles of Association shall be null and void.

12.3.	Anything herein to the contrary notwithstanding, the Optionee shall be bound by the “bring along” provisions in the Articles of Association of the Company or of any agreement among the Company and a majority in interest of its shareholders, as in effect from time to time, to the effect that if, prior to the completion of an IPO, shareholders holding a certain percentage in the Company’s share capital (as set forth in such agreement or in the Company’s articles of association) (the “Proposing Holders”), elect to sell their equity securities in the Company to a third party, or agree to merge or consolidate the Company with or into another entity, and such sale or merger is conditioned upon the sale of all or portion of the remaining shares of the Company to such third party, or to the agreement of the shareholders, the Optionee shall be required, if so demanded by the Proposing Holders, to sell or transfer their equity securities in the Company to such third party at the same price and upon the same terms and conditions as the Proposing Holders.

12.4.	Anything herein to the contrary notwithstanding, if prior to the completion of the IPO, a Transaction is consummated pursuant to which, at least a majority of the shares of the Company are sold, or exchanged for securities of another company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP (in accordance with the value of the Optionee’s Shares pursuant to the terms of the Transaction), and perform any action and/or execute any document required in order to effectuate such Transaction, all in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

12.5.	Anything to the contrary contained herein or in the Company’s Articles of Association notwithstanding, and subject to applicable law, if the Optionee’s employment or services is terminated for Cause, then such Optionee shall be deemed to have offered to the other shareholders of the Company (other than employees or other persons who purchased Shares pursuant to the exercise of Options granted under this ISOP or any prior or subsequent incentive plan of the Company) to purchase all the Shares and other securities issued in respect thereof in consideration for the lesser of (i) the exercise price paid by such Optionee for such Shares and other securities, and (ii) the Fair Market Value of such Shares and other securities, pro rata to their respective holdings of the Company’s issued and outstanding shares. Such Shares and other securities shall be sold and transferred as aforesaid within 30 days from the date of such termination of employment or service. If the Optionee fails to transfer his/her Shares and other securities to the shareholders of the Company who accepted the foregoing offer to purchase such Shares and other securities as aforesaid due to the Optionee’s act and/or omission, the Company, at the decision of the Board, shall be entitled to forfeit his/her Shares and to make the appropriate inscription in the Company’s register of members. Each Optionee, upon executing an Option Agreement, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers, inter alia through the Proxy, an irrevocable power of attorney to execute in his/her behalf such instruments and documents. The Company and its shareholders shall each be deemed as a third party beneficiary of this Section 12.5 with rights to enforce same against the Optionee.

Without derogating from other provisions of this ISOP, the Company shall not be entitled to purchase such Shares under this Section 12.5 in the event that the Company’s shares are listed on any established stock exchange or national market system at the time of repurchase.

12.6.	For the avoidance of doubt, this Section 12 shall also apply to Shares held by former Employees and former Consultants.

13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS

13.1.	The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations, and (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of any other state having jurisdiction over the Company and the Optionee.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

13.2.	The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain terms and limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such terms and limitations.

13.3.	Upon the grant of Options to an Optionee or the issuance of Shares upon the exercise thereof, the Optionee is needed to represent and undertake as follows:

(a)	That the Optionee is familiar with the Company, its activity and its financial and commercial forecast, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee shall undertake not to have any claim against the Company or any of its directors, employees, shareholders or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company’s Shares was not worthwhile, for any reason whatsoever.

(b)	That the Optionee knows that his/her rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company’s documents of incorporation, to the agreements of the shareholders in the Company and to the ISOP.

(c)	That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other employees and other Persons or entities, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other Shareholders in the Company, exercising of the options or any matter related to them.

(d)	That the Optionee knows that neither the ISOP nor the grant of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement with or employment of the Optionee, and nothing in the ISOP or in any Option or Shares granted pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

14.	RIGHTS AND RESTRICTION ATTACHING TO THE SHARES

14.1.	Equal rights. Without any limitations to the provisions of Section 7.4, the Shares shall have equal rights for all intents and purposes as the rights attached to ordinary shares of the Company, subject also to the provisions of this ISOP and the Option Agreement. The Shares, which will be issued, shall not be protected against dilution in any manner whatsoever, unless otherwise specifically determined by the Board. Any change to the Company’s Articles of Association which modify rights attached to the Company’s shares shall also apply to the Shares and the provisions of this ISOP with the necessary modifications. The grant of Options or the issuance of Shares under this ISOP shall not restrict the Company in any way regarding future creation of additional and/or other classes of shares, including classes of shares, which may in any manner, be preferred to the Shares, which are offered to Optionees under this ISOP. The grant of Options or the issuance of Shares under this ISOP shall not entitle any Optionee to receive any compensation in the event of any change of the Company’s capital.

14.2.	Dividend Rights. No Optionee shall have any rights to receive dividends in respect of Shares, until the respective Options are exercised and such Shares are registered in the Company’s shareholders registry in the name of the Optionee or the Trustee, as applicable. With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends.

14.3.	The Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section14.2.

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

15.1.	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Any such action made directly or indirectly, for an immediate effect or for a future one, shall be void.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

15.2.	As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

16.	EFFECTIVE DATE AND DURATION OF THE ISOP

The ISOP shall be effective as of the day it was adopted by the Board and shall continue in effect until the earlier of (i) its termination by the Board; or (ii) the date on which all of the Options available for issuance under the ISOP have been granted and exercised, and the Board shall resolve the Company does not intend to make any additional option grants hereunder; or (iii) the end of seven (7) years from such day of adoption by the Board. Termination of this ISOP shall not derogate from any right or obligation of an Optionee with respect to Options or Shares granted to such Optionee during the term of this ISOP.

17.	AMENDMENTS OR TERMINATION

The Board shall be entitled, from time to time, to update and/or change the terms of this ISOP, in whole or in part, at its sole discretion, provided that in the Board’s opinion such a change shall not materially derogate from the terms of the Options and/or Shares issued under this ISOP. The Board shall be entitled to terminate this ISOP at any time provided such termination does not materially adversely affect the rights of Optionees, to whom Options have been granted. Termination of the ISOP shall not affect the Committee’s or the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

18.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or any other state having jurisdiction over the Company and the Optionee, including the Ordinance, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to obligate the Company to register the Shares under the securities laws of any jurisdiction.

19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or of its Affiliate or restrict the right of the Company or of its Affiliate to terminate such employment or service at any time.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

20.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws. The competent courts of the Central District, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

21.	TAX CONSEQUENCES

21.1.	Any tax liability arising from the grant or exercise of any Option, from the payment for Shares covered under an Option or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne exclusively by the Optionee. The Company and/or its Affiliates and/or the Trustee shall be entitled to withhold taxes according to the requirements of any applicable laws, rules, and regulations. Furthermore, the Optionee shall indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold such tax from any payment or transfer of Shares made to the Optionee.

21.2.	The Company and/or, when applicable, the Trustee shall not be required to release any of the Shares to an Optionee until all required payments have been fully made.

21.3.	The Optionee shall comply with any tax obligation relating to the exercise or acquisition of Shares under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee’s or the Board’s approval on the payment date, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise or acquisition of Shares under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee’s or the Board’s approval on the payment date, delivering to the Company owned and unencumbered Shares; provided that Shares acquired on exercise of Options have been held for at least 6 months from the date of exercise.

21.4.	Without derogating from Section 21 and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of a Capital Gain Option the Company’s shares are listed on any established stock exchange or a national market system, or if the Company’s shares are registered for trading within ninety (90) days following the date of grant of such Capital Gain Option, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as applicable.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

21.5.	No Options shall be allocated within a period of 30 days following the submission of the ISOP to the ITA, unless approved so by the ITA. In case the ITA have not replied within 90 days following such application date, then the ISOP and the Trustee, according to the matter, will be considered approved.

21.6.	In general, according to the provisions of Section 102, a tax event due to the grant of 102 Options will occur when the applicable Shares will be sold by the Trustee or when they will be transferred under the Optionee’s name, whichever is earlier. The provisions of Section 102(b)(4) of the Ordinance will apply on an Optionee which will transfer his/her Options or applicable Shares before the end of the Holding Period and his/her income generated from such sale will be considered as an employment income bearing all implications (e.g. withholding tax at source).

21.7.	The ramifications of any future modification of any laws regarding the taxation of Options and/or shares granted to Optionees shall apply to the Optionees accordingly and such Optionees shall bear the full consequents thereof, unless such modified laws expressly provide otherwise. For the avoidance of doubt, should the applicability of such tax arrangements to this ISOP or to securities issued in the framework thereof be stipulated by an application by the Company or by the Trustee that same shall apply, the Company shall be entitled to decide, at its own discretion, whether to apply such taxing arrangements and to instruct the Trustee to act accordingly.

22.	CONFLICTS

For the removal of doubt, it is hereby clarified that in the event of any contradiction between the terms set forth in this ISOP and the terms of any Option Agreement, the terms of any Option Agreement shall prevail, unless explicitly determined otherwise in the Option Agreement.

23.	NOTICES; DOCUMENTATION

23.1.	Notices and requests regarding this ISOP shall in writing and shall be deemed received at the addressee as follows: if sent by registered mail - within 5 days of their being deposited for mailing at a post office in Israel, and if hand-delivered, or sent by e-mail - on the day of delivery, provided that such day is a Business Day, and if not on the first Business Day following the delivery of the Notice.

23.2.	Until the Company’s shares are traded on any established stock exchange or national market system, the Company shall have the right to request from any or all the Optionees, and such Optionees shall provide or execute, any certificate, declaration or other document which in the Company’s reasonable opinion shall be necessary or desirable pursuant to any applicable laws including, without limitation, any certificate or agreement which the Company shall reasonably require from such Optionees as members of a class of the Company’s shareholders, or any certificate, declaration or other document deemed by the Board in its reasonable opinion to be appropriate or necessary or desirable for the purposes of (i) raising capital for the Company, (ii) the reorganization of the Company, including, in the event of a consolidation or merger of the Company (whether or not the Company is the surviving entity pursuant to such merger), or any sale, lease, exchange, transfer, or other dispositions of all or substantially all of the assets or shares of the Company, or (iii) the sale or exchange of any Shares subject to the ISOP held by such Optionees as may be deemed necessary or desirable by the Board.

ARBE ROBOTICS LTD. INCENTIVE SHARE OPTION PLAN

24.	NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

25.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.